Exhibit 10.3

TERM PROMISSORY NOTE

Maximum Advance Amount: Eagan, Minnesota

$24,000,000.00June 20, 2019

FOR VALUE RECEIVED, FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, MINWOOD PARTNERS, INC., a Delaware corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, and LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation (collectively “Borrowers” or each a “Borrower”), jointly and severally promise to pay to the order of CHOICE FINANCIAL GROUP, a North Dakota banking corporation doing business as Choice Bank and its successors and assigns (“Lender”), at 2640 Eagan Woods Drive, Suite 100, Eagan, MN 55121, that sum of money that has been Advanced up to the maximum outstanding amount of TWENTY-FOUR MILLION UNITED STATES DOLLARS ($24,000,000.00) and remains unpaid (the “Principal Balance”) pursuant to this Term Promissory Note (this “Note”), together with interest from the date of Advance until fully paid, calculated on the basis and at the rate(s) set forth herein.

1.Interest. Interest shall accrue upon the outstanding Principal Balance as follows:

1.1Interest Calculation Method. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the Interest Rate over a year of three hundred sixty (360) days, multiplied by the Principal Balance, multiplied by the actual number of days the Principal Balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

1.2Interest Rate.  Interest shall accrue upon the outstanding Principal Balance at a variable rate equal to the Prime Rate (the “Index”), as published in the Wall Street Journal and effective on the same day (the “Interest Rate”). If the Index becomes unavailable during the term of this Note, Lender may designate a substitute index after notifying Borrower. The Interest Rate change will not occur more often than once per day.

Notwithstanding the foregoing, under no circumstances shall the Interest Rate be less than 5.00%.

2.Payments and Application of Payments.

2.1Commencing July 20, 2019, Borrowers shall make monthly payments to Lender in an amount equal to any interest accrued upon the outstanding Principal Balance, due and payable on the 20th day of each calendar month (or if the 20th day of each month is not a business day, on the next immediate business day), until June 20, 2020.

2.2Commencing on July 20, 2020, Borrowers shall make monthly payments to Lender in an amount equal to any interest accrued upon the outstanding Principal Balance, plus principal based upon an amortization period of sixty (60) months, due and payable on the 20th day of each calendar month (or if the 20th day of each month is not a business day, on the next immediate business day), until June 20, 2025 (the “Maturity Date”).

2.3Whenever increases occur in the Interest Rate, Lender, at its option, may do one or more of the following: (a) increase Borrowers’ payments to ensure this Note will pay off in full on the Maturity Date, (b) increase the payments due hereunder to cover accruing interest, (c) increase the number of payments required hereunder, and (d) continue payments hereunder at the same amount and increase the final payment due on the Maturity Date.

2.4Lender, at its option, upon the conclusion of the Draw Period, may also increase or decrease Borrowers’ payments to ensure this Note will pay off in full on the Maturity Date.

2.5Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges.  Borrowers will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

2.6If a regularly scheduled payment is fifteen (15) days or more late, Borrowers will be charged five percent (5.000%) of the unpaid portion of the regularly scheduled payment or Fifty United States Dollars ($50.00), whichever is greater.

3.Prepayment. There shall be no prepayment fee or charge.

4.Default Rate. Upon the occurrence of and during the continuance of an Event of Default, the Interest Rate on this Note shall automatically increase by six percent (6.00%) per annum until the Event of Default has been cured (“Default Rate”), if allowed.  The Default Rate shall apply to each succeeding interest rate change that would have applied had there been no default.  However, in no event shall the Interest Rate exceed the maximum interest rate limitations under applicable law.

5.Events of Default. Any Event of Default set forth in that certain Loan Agreement, as amended, entered into by and between Lender and Borrowers of even date herewith (the “Loan Agreement”) or any other document constituting the Loan Documents, as said term is defined in the Loan Agreement, shall constitute an “Event of Default” hereunder.

6.Attorneys’ Fees and Costs of Collection. Borrowers agree to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys’ fees and disbursements) which Lender incurs in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of Lender’s rights under this Note, whether by judicial proceedings or otherwise.  Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

7.Security. This Note is secured by certain collateral loan documents as set forth in the Loan Agreement.  All of the terms and conditions contained in the Loan Documents that are to be kept and performed by Borrowers are hereby made a part of this Note and to the same extent and with the same force and effect as if they were fully set forth herein and Borrowers covenant and agree to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

8.Remedies. The remedies of Lender as provided herein and in the Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

9.Performance. Borrowers waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

10.Waiver. Lender shall not be deemed by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

11.Usury. All agreements herein are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If from any circumstances whatsoever fulfillment of any provision hereof at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

12.Counterparts.  This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.  Executed copies of the signature page(s) of this Note sent by facsimile or transmitted electronically in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect, and Borrowers waive any rights it may have to object to such treatment.  If delivering an executed counterpart of this Note by facsimile, TIFF or PDF, a Borrower shall also deliver a manually executed counterpart of this Note, but the failure to deliver a manually executed counterpart should not affect the validity, enforceability, and binding effect of this Note.  The page(s) of any counterpart of this Note containing a Borrower’s signature or the acknowledgement of such party’s signature hereto may be detached therefrom without impairing the effect of the signature or acknowledgement, provided such pages are attached to any other counterpart identical thereto except having additional pages containing the signatures or acknowledgements thereof of other parties.

13.Definitions. Any capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

14.Multiple Borrowers.  This Note has been executed by multiple obligors who are referred to herein individually and collectively and interchangeably as “Borrower” or “Borrowers”.  Unless specifically stated to the contrary, the words “Borrower” or “Borrowers” as used in this Note, including without limitation all representations, warranties and covenants, shall include all Borrowers, jointly and severally.

[This space intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, Borrowers, intending to be legally bound hereby, have duly executed this Note on the date first above written.

_____________________ _____________________ _____________________ _____________________ _____________________ _____________________ _____________________

Borrowers:

FAMOUS DAVE’S OF AMERICA, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello_____________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

MINWOOD PARTNERS, INC.,

a Delaware corporation

_/s/ Jeffery Crivello_____________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

D&D OF MINNESOTA, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello_____________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation

_/s/ Jeffery Crivello_____________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

FAMOUS DAVE’S RIBS, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello_____________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

FAMOUS DAVE’S RIBS-U, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello_____________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

LAKE & HENNEPIN BBQ AND BLUES, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello_____________________ By: Jeffery Crivello Its: Chief Executive Officer

[Signature Pages to $24,000,000.00 Term Promissory Note dated June 20, 2019, issued by Famous Dave’s of America, Inc., MinWood Partners, Inc., D&D of Minnesota, Inc., Famous Dave’s RIBS of Maryland, Inc., Famous Dave’s RIBS, Inc., Famous Dave’s RIBS-U, Inc., and Lake & Hennepin BBQ and Blues, Inc., to Choice Financial Group]